UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

Solta Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25881 Industrial Boulevard, Hayward, CA 94545

(Address of principal executive offices, zip code)

(510) 782-2286

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

In connection with completion of the Merger (as defined below) on January 23, 2014, all amounts due and owing under the following existing credit facilities of Solta Medical, Inc. (“Solta”) were paid and such facilities terminated in accordance with their terms: (i) the Term Loan Agreement, dated as of November 14, 2013, by and among Solta, Capital Royalty Partners II L.P., Capital Royalty Partners II – Parallel Fund “A” L.P. and Parallel Investment Opportunities Partners II L.P. (the “Capital Royalty Facility”) and (ii) the Second Amended and Restated Loan and Security Agreement, dated as of November 27, 2013, by and between Solta and Silicon Valley Bank (the “Silicon Valley Bank Facility”). The material terms of the Capital Royalty Facility are described in Solta’s Current Report on Form 8-K filed on November 20, 2013, and the material terms of the Silicon Valley Bank Facility are described in Solta’s Current Report on Form 8-K filed on December 3, 2013. Such descriptions are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 15, 2013, Solta entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Valeant Pharmaceuticals International, a Delaware corporation (“VPI”), Sapphire Subsidiary Corp., a Delaware corporation (the “Purchaser”), and, solely for purposes of Section 9.16 thereof, Valeant Pharmaceuticals International, Inc., a Canadian corporation (“Valeant”). In accordance with the terms of the Merger Agreement, the Purchaser commenced a tender offer to purchase all outstanding shares of common stock, par value $0.001 (each, a “Share”) of Solta, at a price of $2.92 per Share, net to the seller in cash, without interest (the “Offer Price”), less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 2013 (as amended or supplemented, the “Offer to Purchase”) and in the related Letter of Transmittal (as amended or supplemented, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

On January 23, 2014, Valeant announced the completion of the Offer. The Offer expired at 12:00 midnight, New York City time, on January 23, 2014 (one minute after 11:59 P.M. New York City time on January 22, 2014) (the “Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), has advised VPI and the Purchaser that as of the Expiration Time 68,819,968 Shares were validly tendered into and not properly withdrawn from the Offer, representing approximately 85% of the outstanding Shares as of the Expiration Time. Additionally, the Depositary has advised VPI and the Purchaser that as of the Expiration Time an additional 3,310,396 Shares were tendered by notice of guaranteed delivery, representing approximately 4% of the outstanding Shares as of the Expiration Time. The Purchaser has accepted for payment all Shares validly tendered into the Offer and not properly withdrawn.

On January 23, 2014, the Purchaser merged with and into Solta, with Solta surviving the merger and continuing as a wholly owned subsidiary of VPI (the “Merger”). As a result of the purchase of Shares in the Offer, which Shares represented a majority of the outstanding Shares on a fully diluted basis, the Purchaser and VPI consummated the Merger under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) without a vote by the stockholders of Solta to adopt the Merger Agreement or any other action by the stockholders of Solta pursuant to Delaware law. At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than (i) Shares held by Solta or owned by Valeant, VPI or the Purchaser, or by any direct or indirect wholly owned subsidiary of Solta, VPI or Valeant (in each case, other than Shares held on behalf of third parties), all of which will be cancelled and will cease to exist and (ii) Shares owned by stockholders of Solta who properly exercise and perfect their appraisal rights under Section 262 of the DGCL, if any, was converted into the right to receive an amount of cash equal to the Offer Price, less any applicable withholding tax.

On January 23, 2014, Valeant issued press releases announcing both the expiration and results of the Offer, and the consummation of the Merger thereafter. Copies of the press releases are filed as Exhibits 99.1 and 99.2 hereto and are incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference, Solta requested that the Shares be withdrawn from listing on the NASDAQ Global Select Market as of the close of market on January 23, 2014. Accordingly, on January 23, 2014 the NASDAQ Stock Market, LLC (the “NASDAQ”) filed with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Shares were delisted from the NASDAQ. Solta intends to file with the SEC a Form 15 under the Exchange Act relating to the Shares, which will terminate Solta’s registration and suspend Solta’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger and at the Effective Time, each issued and outstanding Share, other than (i) Shares held by Solta or owned by Valeant, VPI or the Purchaser, or by any direct or indirect wholly owned subsidiary of Solta, VPI or Valeant (in each case, other than Shares held on behalf of third parties), and (ii) Shares owned by stockholders of Solta who properly exercise and perfect their appraisal rights under Section 262 of the DGCL, if any, was automatically cancelled and converted into the right to receive an amount of cash equal to the Offer Price, less any applicable withholding tax. At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of Solta (other than their right to receive an amount of cash equal to the Offer Price, less any applicable withholding tax).

The information set forth in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the completion of the Offer, a change of control of Solta occurred. Upon the consummation of the Merger, Solta became a wholly owned subsidiary of VPI. The information set forth in Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference. The total consideration required to purchase all the issued and outstanding Shares validly tendered and not withdrawn pursuant to the Offer, acquire all the remaining issued and outstanding Shares pursuant to the Merger and to cancel or acquire the underlying shares with respect to all outstanding options and equity awards granted by Solta was approximately $253 million, including fees, related expenses and payments due to certain warrant holders as a result of the transaction. Such payments were funded by a combination of cash on hand and borrowings under an available credit facility of Valeant.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of the Purchaser immediately prior to the Effective Time became the directors and officers of Solta following the Effective Time. Accordingly, at the Effective Time, each of Mark M. Sieczkarek, Cathy L. McCarthy, David Holthe, Eric B. Stang, Harold Covert and Linda Graebner resigned as directors of Solta and any committee thereof. Each director resigned in accordance with the Merger Agreement, and no director resigned because of any disagreement with the Company on any matter relating to Solta’s operation, policies, or practices. Also at the Effective Time, Mr. Mark M. Sieczkarek, the Interim President and Chief Executive Officer, Mr. Jack Glenn, the Chief Financial Officer, Mr. H. Daniel Ferrari, Vice President of Finance, Mr. Doug W. Heigel, Vice President of Operations, Mr. Jeff Nardoci, Vice President of Worldwide Marketing, General Manager Surgical Specialties, and Dr. Lisa Parr, Vice President, Regulatory Affairs and Clinical Affairs, ceased being executive officers of Solta. At the Effective Time, Mr. J. Michael Pearson (age 54) assumed the role of director, President and Chief Executive Officer of Solta, Mr. Howard B. Schiller (age 51) assumed the role of director and Treasurer of Solta and Mr. Robert Chai-Onn (age 43) assumed the role of director and Secretary of Solta. At the time Messrs. Schiller, Chai-Onn and Pearson assumed the roles of directors, it had not yet been determined on which committees, if any, of the Board of Directors of Solta Messrs. Schiller, Chai-Onn and Pearson would serve.

The information required by Item 5.02 of Form 8-K regarding the new directors and executive officers of Solta has been previously disclosed in Schedule 1 of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by the Purchaser, VPI and Valeant with the SEC on December 23, 2013, which is included as Exhibit 20.1 to this report, and such information is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, Solta’s Amended and Restated Certificate of Incorporation was amended and restated (the “Amended Certificate of Incorporation”) and Solta’s Amended and Restated Bylaws were amended and restated (the “Amended By-laws”).

The Amended Certificate of Incorporation and the Amended By-laws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On January 23, 2014, Valeant issued press releases announcing both the expiration and results of the Offer, and the consummation of the Merger thereafter. Copies of the press releases are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Solta Medical, Inc.*

3.2	Amended and Restated By-laws of Solta Medical, Inc.*

20.1	Tender Offer Statement on Schedule TO of Sapphire Subsidiary Corp., Valeant Pharmaceuticals International and Valeant Pharmaceuticals International, Inc. (incorporated by reference in its entirety as originally filed with the SEC on December 23, 2013).

99.1	Press Release issued by Valeant Pharmaceuticals International, Inc., dated January 23, 2014 (incorporated by reference to Exhibit (a)(5)(D) to the amendment to Schedule TO filed with the SEC on January 23, 2014).

99.2	Press Release issued by Valeant Pharmaceuticals International, Inc., dated January 23, 2014.*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: January 24, 2014	By:	/s/ Robert Chai-Onn
	Name:	Robert Chai-Onn
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Solta Medical, Inc.*

3.2	Amended and Restated By-laws of Solta Medical, Inc.*

20.1	Tender Offer Statement on Schedule TO of Sapphire Subsidiary Corp., Valeant Pharmaceuticals International and Valeant Pharmaceuticals International, Inc. (incorporated by reference in its entirety as originally filed with the SEC on December 23, 2013).

99.1	Press Release issued by Valeant Pharmaceuticals International, Inc., dated January 23, 2014 (incorporated by reference to Exhibit (a)(5)(D) to the amendment to Schedule TO filed with the SEC on January 23, 2014).

99.2	Press Release issued by Valeant Pharmaceuticals International, Inc., dated January 23, 2014.*

*	Filed herewith